Exhibit 99.1

Agrify Strengthens Board of Directors and Executive Leadership Team to Further Advance Long-Term Growth

Max Holtzman Joins the Board of Directors as Independent Director

Stuart Wilcox Becomes Chief Operating Officer

Chris Benyo Promoted to Chief Revenue Officer

BILLERICA, Mass., July 14, 2022 – Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, today announced a number of leadership changes to further support the Company’s growth initiatives.

•	Max Holtzman, who currently serves as Operations Director at Ocean 14 Capital, and who previously served as the Senior Advisor to the United States Secretary of Agriculture, has been appointed to Agrify’s Board of Directors as an Independent Director.
•	Stuart Wilcox, who is the former Chief Operating Officer of Curaleaf, a leading medical and wellness cannabis operator in the United States, and who, prior to this announcement, served as an Independent Director on Agrify’s Board of Directors and Chair of the Nominating and Corporate Governance Committee, has been named the Company’s Chief Operating Officer. Mr. Wilcox stepped down from the Agrify Board as a Director concurrently with his appointment as Chief Operating Officer.
•	Chris Benyo, who joined Agrify in January 2022 and most recently served as Senior Vice President and General Manager for Agrify’s Extraction Division, has been promoted to the newly created role of Chief Revenue Officer in which he will oversee all of the Company’s revenue streams and growth efforts.
•	Thomas Massie, the Company’s former President and Chief Operating Officer, has departed Agrify and resigned from the Agrify Board of Directors in order to pursue other business opportunities.

“We are excited to announce these important leadership changes as we continue to make significant progress on our growth strategy and achieving our goal of becoming the most vertically integrated solution provider in the cannabis industry,” said Raymond Chang, Chief Executive Officer and Chairman of the Board of Agrify. “With the appointment of Max to Agrify’s Board of Directors, we are elated to add someone with such impressive and complementary skills and credentials to our team. An attorney by trade, Max has held a number of leadership positions throughout his career, and he has also served as an advisor and strategic consultant in both the public and private sectors, including a six-year period in which he was the Senior Advisor to the United States Secretary of Agriculture. Given his background and wide-ranging professional accomplishments, we expect Max to add significant value as we look to advance our commercialization efforts and capture additional market share. Furthermore, we have already started to expand our geographical footprint with new customer engagements in Portugal and New Zealand, and Max, who has considerable global experience and extensive knowledge on international trade issues, should be able to offer invaluable insight into how we can foster more international growth. We welcome Max to the Agrify family, and we are thrilled to have the opportunity to collaborate with him as we scale our business.”

Mr. Chang continued, “As we seek to achieve accelerated growth and deliver greater value for our shareholders, customers, and employees, we feel as if Stuart is the right person to serve as our new Chief Operating Officer. He is a talented and collaborative leader with extensive experience as an executive and possesses deep domain expertise in the cannabis industry. Stuart, who previously served as Chief Operating Officer at Curaleaf for three years, has been integral to Agrify’s recent success as a member of our Board of Directors, and I am confident, with his expanded role, that he will have an even greater impact on helping the Company deliver strong financial and operational performance over the long term.”

“We are also pleased to have Chris take on a larger role as our new Chief Revenue Officer. Chris is a seasoned sales and marketing executive with a lengthy track record of success in growing revenues across a variety of companies, including during his time at Agrify. Chris’ promotion to Chief Revenue Officer is well deserved and will enable him to develop and implement strategies aimed at optimizing our revenue-generating efforts across our entire organization. We look forward to working with and supporting Chris in his new role as we remain committed to further solidifying our standing as a leading solution provider in the cannabis industry.”

Mr. Chang concluded, “The Board is grateful for Thomas’ contributions to the Company over the past three years. Thomas’ leadership was very instrumental in helping Agrify drive rapid revenue growth, implement strong operational structure, execute strategic acquisitions, and achieve a successful Initial Public Offering. We wish him continued success in all of his future endeavors.”

About Max Holtzman

Mr. Holtzman serves as Operations Director at Ocean 14 Capital, a private equity impact fund focused on the Blue Economy. Mr. Holtzman also serves as the Investments Principal at Pontos Aqua. Pontos Aqua is a founding partner of Ocean 14 Capital. Mr. Holtzman launched the advisory business of Pontos, as well as Pontos’ direct investment in recirculated aquaculture farming (PRC). He managed Pontos’ direct investment in PRC and the private equity and leveraged buyout practice. Additionally, Mr. Holtzman is a founding officer of Stronger America through Seafood, which strives to increase the production of healthy, sustainable, and affordable seafood in the United States.

Prior to joining Pontos and Ocean 14, Mr. Holtzman was the Vice Chairman of Capitol Peak Asset Management, which focused on infrastructure projects and companies in Rural America. Prior to Capitol Peak, Mr. Holtzman was appointed by President Obama as the Senior Advisor to the United States Secretary of Agriculture. For six years, Mr. Holtzman advised the Secretary on the development of new public-private partnerships, aquaculture, trade, biotechnology, and international food security. He also served as Acting Deputy Under Secretary for Farm and Foreign Agriculture Services and as Acting Deputy Under Secretary of Marketing and Regulatory Programs. In these roles, Mr. Holtzman represented the United States in its negotiations with the Peoples Republic of China as a four-time Delegate on the Joint Committee on Commerce and Trade, and he was regularly involved with a multitude of international trade issues, trade missions, and trade negotiations. He also served as the United States Chairman of the North American Biotechnology Initiative, which includes the United States, Canada, and Mexico.

Prior to this appointment, Mr. Holtzman, an attorney for over 25 years, provided strategic consulting to multi-national companies related to transportation infrastructure, project finance, public-private partnerships, health care, and government procurement. He also served as a City Attorney and Special Counsel to several municipalities. Mr. Holtzman is a Board Member of The Arcadia Center for Sustainable Food and Agriculture, he is the Founding Chairman of Adopt-A-Classroom, and he sits on the Global Advisory Council of Secure System. Mr. Holtzman received his undergraduate degree in Agricultural Economics from the University of Florida’s Institute of Food and Agricultural Sciences and his law degree from the University of Miami.

About Stuart Wilcox

Mr. Wilcox originally joined Agrify in February 2021 as an Independent Director. Prior to this announcement, Mr. Wilcox served as the Chair of the Nominating and Corporate Governance Committee, and he also sat on both the Compensation Committee and the Mergers & Acquisitions Committee. Mr. Wilcox is a highly accomplished executive with over 30 years of domestic and international experience, including multiple leadership roles in the cannabis industry. Mr. Wilcox is currently Chairman of the Board of Ora Pharm, an international cannabis company based in New Zealand. He is also on the Advisory Board for Revelation Micro, and he is Managing Partner of NuRevelation, a biotech company based in North Carolina. Previously, Mr. Wilcox spent three years as the Chief Operating Officer of Curaleaf, during which time the company grew into one of the industry’s largest cannabis companies. Mr. Wilcox has been a strong advocate for cannabis, influencing legislation to require product safety certifications for cannabis operators, standardized product testing, and standard operating procedures. He received an undergraduate degree in Engineering from the University of Toledo and a graduate degree in Management and Operations from Central Michigan University.

About Chris Benyo

Mr. Benyo originally joined Agrify in January 2022 as Senior Vice President and General Manager of the Company’s Extraction Division. Mr. Benyo is an executive with over 25 years of sales, marketing, and operations experience across multiple industries, including cannabis and technology. Previously, Mr. Benyo was Chief Executive Officer and a Board Member of Lift and Store, LLC, an automated overhead storage solutions company based in Minnesota. He also led their Lift and Grow Division, providing cannabis growers with automated systems. Prior to that, Mr. Benyo was Chief Revenue Officer at Conservis, a SaaS provider with a focus on farming. He received an undergraduate degree in Journalism from the University of Florida.

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding: our expectations for the impact the aforementioned executives may have on Agrify’s performance, our efforts to capture additional market share and expand internationally, achievement of accelerated growth, and optimization of our revenue-generating efforts. In some cases, you can identify forward-looking statements by terms such as "plan", "continue", "expect", "project", "intend", "believe", "anticipate", "estimate", "may", "will", "potential", "proposed" and other similar words, or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify
Timothy Oakes
Chief Financial Officer
tim.oakes@agrify.com
(781) 760-7512

Investor Relations Inquiries
Anna Kate Heller
ICR
agrify@icrinc.com

Media Inquiries
Justin Bernstein
MATTIO Communications
agrify@mattio.com